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                                                                 EXHIBIT 10.125

                         COOPERATIVE MARKETING AGREEMENT

                                     between

                            NORTHWEST AIRLINES, INC.

                                       and

                             HAWAIIAN AIRLINES, INC.




                                  May 20, 1996


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                                TABLE OF CONTENTS

                           NOT PART OF THIS AGREEMENT

Cooperative Marketing Agreement. . . . . . . . . . . . . . . . . . . . . . .  1
Section 1.     Definition of Code Share Service. . . . . . . . . . . . . . .  2

Section 2.     Code Share Service. . . . . . . . . . . . . . . . . . . . . .  2
       (a)     Northwest Designated Hawaiian Flights.. . . . . . . . . . . .  2
       (b)     Use of Hawaiian's Name and/or Logo. . . . . . . . . . . . . .  3

Section 3.     Service Conditions. . . . . . . . . . . . . . . . . . . . . .  3
       (a)     Initial Service Area. . . . . . . . . . . . . . . . . . . . .  3
       (b)     Expansion of Service Areas. . . . . . . . . . . . . . . . . .  3
       (c)     Dual Service. . . . . . . . . . . . . . . . . . . . . . . . .  4
       (d)     Limited Code Share Exclusivity. . . . . . . . . . . . . . . .  4
       (e)     Irregular Operations. . . . . . . . . . . . . . . . . . . . .  5
       (f)     Cooperative Services Account. . . . . . . . . . . . . . . . .  5

Section 4.     Aircraft and Crews. . . . . . . . . . . . . . . . . . . . . .  5

Section 5.     Ground Support for Code Share Services. . . . . . . . . . . .  6
       (a)     Hawaiian Cities.. . . . . . . . . . . . . . . . . . . . . . .  6
       (b)     Joint Cities. . . . . . . . . . . . . . . . . . . . . . . . .  6
       (c)     Ground Support for Code Share Services. . . . . . . . . . . .  7
       (d)     Freight.. . . . . . . . . . . . . . . . . . . . . . . . . . .  7

Section 6.     Pricing and Revenue Accounting. . . . . . . . . . . . . . . .  7
       (a)     Fares.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
       (b)     Carriage and Tariff Rules.. . . . . . . . . . . . . . . . . .  7
       (c)     Prorate and Seats.. . . . . . . . . . . . . . . . . . . . . .  8
       (d)     Revenue Settlement. . . . . . . . . . . . . . . . . . . . . .  8
       (e)     CRS Charges.. . . . . . . . . . . . . . . . . . . . . . . . .  8
       (f)     Baggage.. . . . . . . . . . . . . . . . . . . . . . . . . . .  8
       (g)     Cargo.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

Section 7.     Hawaiian/Northwest Cooperation Program. . . . . . . . . . . .  9
       (a)     Frequent Flyer Program. . . . . . . . . . . . . . . . . . . .  9
       (b)     Schedules.. . . . . . . . . . . . . . . . . . . . . . . . . .  9
       (c)     Flight Information. . . . . . . . . . . . . . . . . . . . . .  9
       (d)     Government Requirements.. . . . . . . . . . . . . . . . . . .  9
       (e)     Mail Carriage.. . . . . . . . . . . . . . . . . . . . . . . .  9
       (f)     Operational controls. . . . . . . . . . . . . . . . . . . . . 10


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Section 8.     Independent Contractor. . . . . . . . . . . . . . . . . . . . 10
       (a)     Hawaiian as Independent Contractor. . . . . . . . . . . . . . 10
       (b)     Northwest as Independent Contractor.. . . . . . . . . . . . . 10

Section 9.     Release and Indemnification.. . . . . . . . . . . . . . . . . 11
       (a)     Indemnification by Hawaiian.. . . . . . . . . . . . . . . . . 11
       (b)     Indemnification by Northwest. . . . . . . . . . . . . . . . . 12

Section 10.    Insurance.. . . . . . . . . . . . . . . . . . . . . . . . . . 13
       (a)     Hawaiian Insurance. . . . . . . . . . . . . . . . . . . . . . 13
       (b)     Northwest Insurance.. . . . . . . . . . . . . . . . . . . . . 14

Section 11.    Directors, Officers, Agents, Employees. . . . . . . . . . . . 16

Section 12.    Effective Date and Terms Termination. . . . . . . . . . . . . 16
       (a)     Effective Date and Term.. . . . . . . . . . . . . . . . . . . 16
       (b)     Termination.. . . . . . . . . . . . . . . . . . . . . . . . . 17

Section 13.    Force Majeure, etc... . . . . . . . . . . . . . . . . . . . . 18

Section 14.    Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . 19

Section 15.    Not a Partnership.. . . . . . . . . . . . . . . . . . . . . . 19

Section 16.    Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . . 19

Section 17.    Default.. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
       (a)     Material Default. . . . . . . . . . . . . . . . . . . . . . . 20
       (b)     Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

Section 18.    Governing Law.. . . . . . . . . . . . . . . . . . . . . . . . 21

Section 19.    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 21

Section 20.    Titles. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

Section 21.    Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . 21

Section 22.    Construction, Severability, No Third Party Beneficiary. . . . 22

               Exhibit A    Code Share Flight Segments
               Exhibit B    Bilateral Prorate Agreement
               Exhibit B-1  Prorate Credits
               Exhibit C    Frequent Flyer Agreement
               Exhibit D    Schedule File Information
               Exhibit E    Limited Use of Hawaiian's Name and/or Logo


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                         COOPERATIVE MARKETING AGREEMENT

     THIS COOPERATIVE MARKETING AGREEMENT ("AGREEMENT") dated this May 22, 1996 and effective June 1, 1996 (the "Effective Date") is entered into by and between HAWAIIAN AIRLINES, INC. ("Hawaiian"), a Hawaii corporation, and NORTHWEST AIRLINES, INC. ("Northwest"), a Minnesota corporation. Hawaiian and Northwest are sometimes referred to in this Agreement individually as a "Party" or collectively as "the Parties".

                                   WITNESSETH:

     WHEREAS, Hawaiian and Northwest desire to make certain arrangements with each other for the purpose of providing joint commercial air transportation services, including code sharing, between Hawaiian and Northwest at certain airports; and

     WHEREAS, in conjunction with such air transportation services, the parties desire to provide certain cooperative commercial services including codesharing, marketing, reservations, ticketing, baggage handling, cargo handling, and related services for each other; and

     WHEREAS, Hawaiian and Northwest are each willing to perform in the manner and upon the conditions and terms hereinafter set forth.

     NOW, therefore, in consideration of the mutual covenants and promises in this Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree as follows:

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     SECTION 1.     DEFINITION OF CODE SHARE SERVICE.  For purposes of this
Agreement, the term "Code Share Service" shall mean the holding out of, and marketing to the public, either HA or NW designated single carrier passenger and cargo air transportation on a city-pair route where the air transportation is provided via connecting flights, including flights operated by Hawaiian connecting with flights operated by Northwest and vice versa. "Code Share Service" may also include non-connecting local flights operated by Hawaiian within the State of Hawaii, and may include other markets mutually agreed by the parties in writing.

     SECTION 2. CODE SHARE SERVICE. The parties hereby agree to provide Code Share Service pursuant to the terms and conditions of this Agreement.

     (a) NORTHWEST DESIGNATED HAWAIIAN FLIGHTS. It is the intent of the Parties that Northwest will place its two letter designator code on certain Hawaiian flights. The "NW" designated Hawaiian operated Code Share Service will be marketed under not only Hawaiian's two letter designator code "HA" but also under Northwest's "NW" designator code. Schedule 1 attached hereto sets forth the flight segments where Code Share Service will operate at the commencement of this Agreement.

     The parties will use their best efforts to ensure that reservations and sales for Code Share Services are made in the most efficient manner that best meets the needs of all passengers using the Code Share Service flights. Passenger and cargo handling also will be coordinated to provide the best possible service to consumers and shippers. Each airline agrees that it will fully conform to all government regulations regarding Code Share Services, including without limitation the notification to passengers of the Code Share Services being provided to them pursuant to this Agreement.

                                        2

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     (b)  USE OF HAWAIIAN'S NAME AND/OR LOGO.     Hawaiian grants Northwest a
non-exclusive, non-transferable, limited license to use Hawaiian's trademarks, service marks and trade names, but solely in connection with the terms and obligations of this Agreement.

     Northwest shall be required to execute the "Limited Use of Hawaiian's Name and/or Logo" form ("Logo Use Form") attached hereto as Exhibit "E" prior to Hawaiian providing Northwest with Hawaiian's logo. Contractor shall inform Hawaiian's Marketing Department with list of Third Party Vendors who possess Hawaiian's logo for reproduction.

     Hawaiian shall have the right to review and approve or disapprove, prior to printing, the portion of any and all artwork generated by Northwest (or at its direction or authorization) that references this Agreement or uses any trademark, service mark or trade name of Hawaiian. Northwest shall provide the printed materials to Hawaiian in a timely manner in order that Hawaiian's Marketing Department may timely review and approve or disapprove the materials.

     SECTION 3.     SERVICE CONDITIONS.

     (a)  INITIAL SERVICE AREA.    To maximize passenger and cargo traffic on
Hawaiian and Northwest flights at certain cities and city pairs, Northwest may commence Code Share Service bearing the NW code on the city pair routes and on the dates specified in Exhibit A attached hereto.

     The parties additionally agree that the terms and conditions set forth in
(i) the Bilateral Prorate Agreement attached hereto as Exhibit B shall apply to domestic and international through and State of Hawaii local published fares referenced in Exhibit B.

     (b)  EXPANSION OF SERVICE AREAS.   Subject to mutual written agreement, the
initial service area set forth in Section 3(a) above may be expanded to include

                                        3


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other domestic and international connecting, and State of Hawaii local, flight opportunities at HNL between the two airlines to the extent permitted by route authorities and labor agreements.

     (c) DUAL SERVICE. Northwest and Hawaiian each retain the unilateral right to operate over any city pair route with its own equipment, crews and flight identification numbers. If both Hawaiian and Northwest serve a city pair route using their own equipment and flight identifiers, neither carrier will be precluded from additionally offering Code Share Service over that city pair route, provided that the city pair route is set forth in Exhibit A of this Agreement.

     (d) PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

The foregoing limitation shall not in any way restrict either Hawaiian's or Northwest's code share arrangements with Mahalo Air, Inc. within the State of
Hawaii.                                          4

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     (e)  IRREGULAR OPERATIONS.    In the event of schedule delay, schedule
irregularity, or cancellation on any code shared flight operated by Hawaiian, Hawaiian shall provide, at its expense, all Northwest ticketed passengers with the same interrupted trip amenities, compensation, or any other service that Hawaiian provides to its passengers. Hawaiian shall also provide, at its expense, all Northwest ticketed passengers with transportation to the final destination on the next available HA flight or with transportation on another carrier. Such service by Hawaiian shall be substantially similar to that which Northwest presently provides pursuant to Rule 80B issued by the Airline Tariff Publishers Co. (ATPCO) now existing or hereafter in effect or applicable to Northwest.

     (f) COOPERATIVE SERVICES ACCOUNT. Effective with the Prorate Agreement, the parties agree to establish the Cooperative Services Account referred to in Exhibit B-1, and the parties agree that Exhibit B-1 shall control such Cooperative Services Account.

     SECTION 4. AIRCRAFT AND CREWS. Each of Hawaiian and Northwest will provide the scheduled air service that is part of the Code Share Service in full compliance with Federal Aviation Administration ("FAA") regulations applicable to scheduled air service. Flights operated by Hawaiian shall be operated with its aircraft and crews, and flights operated by Northwest shall be operated with its aircraft and crews. (Some Northwest flights may be operated under the auspices of the Northwest - KLM Alliance Joint Venture. Such flights may be operated by KLM using its aircraft and crews.)

                                        5

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     SECTION 5.     GROUND SUPPORT FOR CODE SHARE SERVICES.

     (a)  HAWAIIAN CITIES.    Hawaiian will provide to passengers traveling
on HA operated Code Share Service flights passenger check-in at each of the stations specified in Exhibit A. To the extent reasonably feasible, passenger check-in and handling procedures will be provided in accordance with Northwest's standard operating procedures. Northwest and Hawaiian will jointly develop a method of providing Hawaiian's stations with assistance in check-in and ticketing of all NW passengers. Northwest will provide to Hawaiian, at no cost to Hawaiian, the necessary instructional training in Northwest's procedures. Hawaiian shall arrange for Northwest identification to be prominently displayed at check-in counters and gate areas as appropriate at each of Hawaiian's stations where NW coded Hawaiian flights are operated. Such signage shall be at least equal in prominence to that of any other airline graphics, excluding Hawaiian Airlines displayed at Hawaiian stations. Northwest and Hawaiian will jointly develop the necessary signage material for display at all Hawaiian stations described in Exhibit A. The parties agree to cooperate to accomplish the objective set forth in this paragraph as quickly as is reasonably feasible; provided, however, that completion of the obligations set forth in this paragraph are not conditions precedent to the effective date of this Agreement and the other obligations of the parties hereunder. PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

     (b) JOINT CITIES. Northwest and Hawaiian will, at the local level, jointly develop passenger processing and check-in procedures for stations jointly served by both Northwest and Hawaiian. At Northwest and Hawaiian stations in joint cities, the appropriate carrier will provide directional signage and flight information for passengers traveling on the Code Share Service flights.

                                        6

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     (c)  GROUND SUPPORT FOR CODE SHARE SERVICES. Effective with the July 1,
1996 start of Code Share Service, Hawaiian agrees to use its best efforts to implement host-to-host through check-in processing version 90:1 (including any subsequent or necessary upgrades) between Hawaiian's partition in the Sabre airline computer system and Northwest's PARS partition in the WORLDSPAN airline computer system. PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

     (d) FREIGHT. Northwest and Hawaiian will accept air freight and small package shipments on the Code Share Service and to and from points served by Hawaiian and Northwest flights. Documentation and handling procedures for such freight shall be consistent with Northwest, Hawaiian and standard industry procedures.

     SECTION 6.     PRICING AND REVENUE ACCOUNTING.

     (a)  FARES.    Northwest shall establish on its own and file through-fares applicable to Code Share Service bearing the NW code. Hawaiian shall establish on its own all local fares applicable to its flights that are operated as part of the Code Share Service.

     Hawaiian shall establish on its own and file through-fares applicable to Code Share Service bearing the HA code. Northwest shall establish on its own all local fares applicable to its flights that are operated as part of the Code Share Service. Local fares for NW coded Code Share Service operated by Hawaiian for travel solely within the State of Hawaii shall be established by Hawaiian and filed by Northwest.

     (b)  CARRIAGE AND TARIFF RULES.    Hawaiian and Northwest shall jointly
develop those conditions of carriage and tariff rules for the Code Share Service that need to be uniform in order for the Code Share Services to be provided in a seamless
                                        7

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manner.  Such rules governing the air transportation provided as part of the
Code Share Service shall be available for public inspection at Northwest's and Hawaiian's corporate offices, at each party's airport ticket office, and at each party's city ticket office in the manner required by DOT regulations.

     (c) PRORATE AND SEATS. Fares and air cargo rates between Hawaiian and Northwest systems shall be prorated in accordance with Exhibit B attached hereto. Hawaiian agrees to provide NW Code Share Service with access to HA's complete coach seat inventory, including last seat availability, currently contained within all booking classes.

     (d) REVENUE SETTLEMENT. Passenger and cargo revenue shall be settled between Hawaiian or its agent and Northwest or its agent according to the standard procedures of the Airline Clearing House.

     (e)  CRS CHARGES.   PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT
TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

     (f) BAGGAGE. Baggage handling and settlement of baggage handling claims shall be in accordance with existing tariffs and the Trade Practice Manual of the Air Transport Association or the IATA Resolutions and Recommended Practices Manual, whichever applies.

     (g)  CARGO.    Cargo handling and settlement of cargo handling claims shall be in accordance with existing tariffs and the Trade Practice Manual of the Air Transport Association or the IATA Resolutions and Recommended Practices Manual, whichever applies.

                                        8

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     SECTION 7.     HAWAIIAN/NORTHWEST COOPERATION PROGRAM.

     (a) FREQUENT FLYER PROGRAM. Participation by Hawaiian and Northwest in each others frequent flyer programs shall be as set forth in the Frequent Flyer Agreement between Northwest and Hawaiian included as Exhibit C to this Agreement.

     (b)  SCHEDULES.     Northwest will file schedules with OAG, ABC, and
Dittler for NW coded Code Share Service operated by Hawaiian. To facilitate the schedule filing process, Hawaiian shall supply to NW the necessary schedule information as detailed in Exhibit D, attached hereto and made a part hereof. A separate set of consecutive Northwest flight numbers will be assigned for NW coded flights operated by Hawaiian.

     (c) FLIGHT INFORMATION. Hawaiian shall provide Northwest with current flight following information for Northwest coded flights operated by Hawaiian for display in Northwest's reservations system. Hawaiian shall use its best efforts to transmit this information to Northwest via teletype message containing the MVT standard IATA Movement Message for departures, arrivals, delays, decisions, returns, ETA's, diversions and cancellations. The information must be sent in a timely manner as these events occur.

     (d) GOVERNMENT REQUIREMENTS. Hawaiian and Northwest shall provide air transportation services pursuant to this Agreement in compliance with all applicable statutes, orders, rules and regulations of government agencies having jurisdiction over their respective operations, including, but not limited to, FAA and Department of Transportation ("DOT").

     (e) MAIL CARRIAGE. Northwest and Hawaiian shall each independently contract with the U.S. Postal Service for carriage of mail over their respective route networks. The use of the NW designator code for Code Share Service does

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not extend to the system mail contract rates between each carrier and the U.S.
Postal Service.

     (f)  OPERATIONAL CONTROLS.    Each airline shall independently contract
with the FAA, DOT or other governmental agencies with respect to all landing, departure and en route slots or other operational controls. This Agreement will not affect any rights either airline has in current or future slots.

     SECTION 8.     INDEPENDENT CONTRACTOR.


     (a)  HAWAIIAN AS INDEPENDENT CONTRACTOR.     Hawaiian shall act as an
independent contractor in fulfilling its duties and obligations under this Agreement. The employees, agents and/or independent contractors of Hawaiian engaged in performing any of the services Hawaiian is obligated to perform pursuant to this Agreement shall be employees, agents and independent contractors of Hawaiian for all purposes and under no circumstances shall employees, agents or independent contractors of Hawaiian be deemed to be employees, agents or independent contractors of Northwest. In performing its obligations under this Agreement, Hawaiian shall act, for all purposes, as an independent contractor and not as an agent for Northwest. Northwest shall have no supervisory power or control over any employees, agents or independent contractors engaged by Hawaiian in connection with Hawaiian's performance of its obligations hereunder, and all complaints or requested changes in procedures shall, in all events, be transmitted BY Northwest to a designated representative of Hawaiian. Nothing contained in-this Agreement is intended to limit or condition Hawaiian's control over its operation or the conduct of its business as an air carrier.

     (b)  NORTHWEST AS INDEPENDENT CONTRACTOR.    Northwest shall act as an
independent contractor in fulfilling its duties and obligations under this Agreement. The employees, agents and/or independent contractors of Northwest engaged in performing any of the services Northwest is to perform pursuant to this Agreement

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shall be employees, agents and independent contractors of Northwest for all purposes and under no circumstances shall employees, agents or independent contractors of Northwest be deemed to be employees, agents or independent contractors of Hawaiian. In performing its obligations under this Agreement, Northwest shall act, for all purposes, as an independent contractor and not as an agent for Hawaiian. Hawaiian shall have no supervisory power or control over any employees, agents or independent contractors engaged by Northwest in connection with the performance of its obligations hereunder, and all complaints or requested changes in procedure shall, in all events, be transmitted by Hawaiian to a designated representative of Northwest. Nothing contained in this Agreement is intended to limit or condition Northwest's control over its operation or the conduct of its business as an air carrier.

     SECTION 9.     RELEASE AND INDEMNIFICATION.

     (a) INDEMNIFICATION BY HAWAIIAN. Hawaiian agrees to release, indemnify, hold harmless and defend Northwest, its officers, directors, employees, agents, successors and assigns, from and against any and all claims, losses, damages, liabilities, causes of action, suits, judgments and expenses, whether groundless or not, including, but not limited to, reasonable attorneys' fees, costs and related expenses, (i) for bodily or personal injury, including death, to any persons, including, but not limited to, employees of Hawaiian, except for injury or death of Northwest's employees incurred in the performance of their duty and for which workers' compensation normally is recoverable, (ii) for any loss of, damage to, or destruction of any property, including loss of use and consequential damage thereof (excluding, however, loss of, damage to, or destruction of Northwest's property), and (iii) for trademark or trade name infringement provided that such liabilities, claims, judgments, damages or losses are caused by or arise out of any alleged acts or omissions of Hawaiian or its officers, directors, employees

                                       11

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or agents which are in any way connected to the services contemplated by this
Agreement. Northwest shall give Hawaiian notice of any claim made or suit instituted against Northwest which, if successful, would result in indemnification of Northwest hereunder, and Northwest shall have the right to compromise or participate in the defense of same to the extent of its own interest.

     (b) INDEMNIFICATION BY NORTHWEST. Northwest agrees to release, indemnify, hold harmless and defend Hawaiian, its officers, directors, employees, agents, successors and assigns, from and against any and all claims, losses, damages, liabilities, causes of action, suits, judgments and expenses, whether groundless or not, including, but not limited to, reasonable attorneys' fees, costs and related expenses, (i) for bodily or personal injury, including death, to any persons, including, but not limited to, employees of Northwest, except for injury or death of Hawaiian's employees incurred in the performance of their duty and for which workers' compensation normally is recoverable, (ii) for any loss of, damage to, or destruction of any property, including loss of use and consequential damage thereof (excluding, however, loss of, damage to, or destruction of Hawaiian's property), and (iii) for trademark or trade name infringement provided that such liabilities, claims, judgments, damages or losses are caused by or arise out of any alleged acts or omissions of Northwest or its officers, directors, employees or agents which are in any way connected to the services contemplated by this Agreement. Hawaiian shall give Northwest notice of any claim made or suit instituted against Hawaiian which, if successful, would result in indemnification of Hawaiian hereunder, and Hawaiian shall have the right to compromise or participate in the defense of same to the extent of its own interest.

                                       12

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     SECTION 10.    INSURANCE.

     (a)  HAWAIIAN INSURANCE.

     To the extent of the contractual liability assumed by Hawaiian, Hawaiian shall maintain in full force and effect the following insurance coverages:

          1. Workers' Compensation and Occupational Disease insurance subject to the laws of the state wherein this Agreement is being performed. Such coverage shall include Employers Liability up to a limit of at least $500,000.

          2. All Risk Aircraft Hull insurance covering Hawaiian's aircraft. Hull insurance shall include endorsements that:

               a. Provide that the insurer shall waive its subrogation rights against Northwest as the code share airline.

               b. Provide that, as respects the interest of Northwest, this insurance shall not be invalidated by any breach of warranty.

          3. Commercial General Liability insurance with limits no less than $25,000,000 combined single limit per occurrence. Such insurance shall include personal injury and contractual liability.

          4. Comprehensive Airline Liability insurance with limits no less than PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION combined single limit per occurrence, including but not limited to aircraft liability, passenger legal liability, and premises liability. Such insurance shall include personal injury and contractual liability.

          5. The Commercial General Liability and Comprehensive Airline Liability insurance referenced above shall provide that:

               a. Underwriters acknowledge that the indemnification and hold harmless provisions of this Agreement are insured under Hawaiian's blanket contractual liability coverage.

                                       13

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               b.   Northwest is named as an additional insured on such
                    insurance, subject to the provisions of Section 9(a) of this Agreement.

               c. Said insurance is primary with respect to the matters within such coverage, irrespective of any insurance carried by Northwest.

               d. Provide that, as respects the interests of Northwest, this insurance shall not be invalidated by any breach of warranty by Hawaiian.

               e. Provide a severability of interest/cross-liability endorsement.

Prior to the commencement of this Agreement, Certificates of Insurance shall be delivered to Northwest evidencing compliance with the insurance terms of this Agreement. Certificates of Insurance shall be of a type that unconditionally obligates the insurer to notify Northwest in writing at least thirty (30) days in advance of effective date in the event of any material change in, or cancellation of such insurance.

     (b)  NORTHWEST INSURANCE.     To the extent of the contractual liability
assumed by Northwest, Northwest shall maintain in full force and effect the following insurance coverages:

          1. Workers' Compensation and Occupational Disease insurance subject to the laws of the state wherein this Agreement is being performed. Such coverage shall include Employers Liability up to a limit of at least $500,000.

          2. All Risk Aircraft Hull insurance covering Northwest's aircraft. Hull insurance shall include endorsements that:

               a. Provide that the insurer shall waive its subrogation rights against Hawaiian.

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               b.   Provide that, as respects the interest of Hawaiian, this
                    insurance shall not be invalidated by any breach of warranty.

          3. Commercial General Liability insurance with limits no less than $25,000,000 combined single limit per occurrence. Such insurance shall include personal injury and contractual liability.

          4. Comprehensive Airline Liability insurance with limits no less than PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION combines single limit per occurrence, including but not limited to aircraft liability, passenger legal liability, and premises liability. Such insurance shall include personal injury and contractual liability.

          5. The Commercial General Liability and Comprehensive Airline Liability insurance referenced above shall provide that:

               a. Underwriters acknowledge that the indemnification and hold harmless provisions of this Agreement are insured under Northwest's blanket contractual liability coverage.

               b. Hawaiian is named as an additional insured on such insurance, subject to the provisions of Section 9(b) of this Agreement.

               c. Said insurance is primary with respect to the matters within such coverage, irrespective of any insurance carried by Hawaiian.

               d. Provide that, as respects the interest of Hawaiian, this insurance shall not be invalidated by any breach of warranty by Northwest.

               e. Provide a severability of interest/cross liability endorsement.

Prior to the commencement of this Agreement, Certificates of Insurance shall be delivered to Hawaiian evidencing compliance with the insurance terms of this Agreement. Certificates of Insurance shall be of a type that unconditionally obligates the insurer to notify Hawaiian in writing at least thirty (30) days in advance of effective date in the event of any material change in, or cancellation of such insurance.

     SECTION 11. DIRECTORS, OFFICERS, AGENTS, EMPLOYEES. No director, officer, agent or employee of either party shall be charged personally or held contractually liable by or to the other party under any term or provision of this Agreement or any supplement, modification or amendment to this Agreement or because of any breach hereof or thereof.

     SECTION 12.    EFFECTIVE DATE AND TERMS TERMINATION.

     (a)  EFFECTIVE DATE AND TERM.

     This Agreement shall become effective on the "Effective Date" and shall remain in effect continuously thereafter. After an initial term of two (2) years from the first operation of Code Share Service pursuant to this Agreement, either Hawaiian or Northwest may deliver to the other advance written notice of termination which notice provides for a termination date for this Agreement at least three hundred sixty five (365) days subsequent to delivery of the notice of termination (the "Termination Date").

     Code Share Services established and published in the printed and electronic media under this Agreement shall be for the entire forward booking period in accordance with each media's policies as generally applied to forward airline schedules (currently approximately three hundred thirty one (331) days). The parties agree that the forward booking period shall be truncated to the Termination Date if and when notice of termination is given. The truncation shall be effected with the next normally scheduled transmission of schedule data to the various media. The parties also agree that any code share passengers booked and ticketed for travel during the forward booking period while such code share service was published will be serviced in accordance with operating procedures established by the parties pursuant to this Agreement, even though the Agreement may have been subsequently terminated.

     (b)  TERMINATION.

          (i). In the event that either Hawaiian or Northwest (1) makes a general assignment for the benefit of creditors or becomes insolvent; (2) files a voluntary petition in bankruptcy; (3) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; (4) commences under the laws of any competent jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, readjustment of debt, dissolution, liquidation or any other similar proceeding for the relief of financially distressed debtors;
(5) becomes the object of any proceeding or action of the type described in
(3) or (4) above and such proceeding or action remains undismissed or unstayed for a period of at least sixty (60) days; or (6) is divested of a substantial part of its assets so as to affect the ability to operate its business generally for a period of at least thirty (30) days; then the other party may by written notice terminate this Agreement effective immediately.

          (ii). Notwithstanding any other provision in this Agreement, Hawaiian shall have the right to terminate this Agreement upon ninety (90) days written notice if any of the following events shall occur: (1) any change of control of the Board of Directors of Northwest which results in a majority of new directors of the Board consisting of agents or employees of any airline other than Northwest; or (2) the acquisition of more than fifty percent (50%) of the voting common stock of Northwest by any other airline; or (3) the acquisition, merger, consolidation or reorganization of Northwest by any other airline.

         (iii). Notwithstanding any other provision in this Agreement, Northwest shall have the right to terminate this Agreement upon ninety (90) days written notice if any of the following events shall occur: (1) any change of control of the Board of Directors of Hawaiian which results in a majority of new directors of the Board consisting of agents or employees of any airline other than Hawaiian; or (2) the acquisition of more than fifty percent (50%) of the voting common stock of Hawaiian by any other airline; or (3) the acquisition, merger, consolidation or reorganization of Hawaiian by any other airline.

     SECTION 13.    FORCE MAJEURE, ETC.     Neither party shall be liable to
the other for any loss, injury, damage or delay whatsoever resulting, directly or indirectly, from one or more of the following: Force Majeure; Act of God; seizure under legal process, governmental sanctions, quarantine restrictions; fire, fog, flood, hurricane or other weather-related reason; failure or refusal on the party of any government or governmental agency to grant or issue approvals, clearances, exemptions, permits or operating authority, or recession or revocation thereof by any government or governmental agency; damage to or destruction of aircraft or other flight equipment; mechanical difficulties or breakdowns; unavailability of fuel; riots or civil commotion; strikes, lockouts or labor disputes (whether resulting from disputes between either party and its employees or between other parties); U.S. military or airlift emergency or substantially expanded U.S. military airlift requirements as determined by the U.S. government; activation of the U.S. Civil Reserve Air Fleet; war or hazards or dangers incident to a state of war; or any other acts, matters or things, whether or not of a similar nature, which are beyond the control of either party and which shall directly or indirectly, prevent, delay, interrupt, or otherwise adversely affect the furnishing, operation or performance of such transportation. In the event of a strike by Northwest employees, Northwest will use its best efforts to provide the services specified in this Agreement to Hawaiian. In the event of a strike by Hawaiian employees, Hawaiian will use its best efforts to provide the services specified in this Agreement to Northwest.

Northwest or Hawaiian shall have the right to suspend performance of this Agreement forthwith in the event of an airlift emergency as determined by the United States Secretary of Defense or his designee or by the Commander of the United States Military Airlift Command, or if the United States Civil Reserve Air Fleet is activated such that it materially affects the carriers commercial operations by order of the Secretary of Defense for so long as such emergency remains in effect.

     SECTION 14.    ASSIGNMENT.    This Agreement shall not be assigned by
either party without the prior written consent of the other party; provided that either party may, without such consent, assign any of its fixed or contingent rights to receive money payments hereunder and shall promptly notify the other party in writing of any such assignment.

     SECTION 15. NOT A PARTNERSHIP. The terms of this Agreement, including its annexes and appendices, or any supplement, modification, or amendment to this Agreement shall not be construed or interpreted at any time to mean that the business relationship between Northwest and Hawaiian is a partnership.

     SECTION 16. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing, transmitted by facsimile or regular or express mail, and shall be deemed to have been duly given when the party receiving the notice acknowledges it by mail or facsimile. Each party shall acknowledge receipt as soon as practicable but in any event within 2 business days of receiving any notice or demand. Notices shall be transmitted as follows:

     (a)  If to HAWAIIAN to the attention of:

     Hawaiian Airlines, Inc.
     3375 Koapaka Street, Suite G-350
     Honolulu, HI  96819
     Phone:  (808) 835-3604
     Facsimile:  (808) 835-3690
     Attn:  President and CEO
     with a copy to:
     Hawaiian Airlines, Inc.
     3375 Koapaka Street, Suite G-350
     Honolulu, HI  96819
     Phone:  (808) 835-3610
     Facsimile:  (808) 835-3690
     Attn:  General Counsel

     (b)  If to NORTHWEST to the attention of:
     Northwest Airlines, Inc.
     5101 Northwest Drive
     Department A6000
     St. Paul, Minnesota  55111-3034
     Facsimile:  (612) 726-7994
     Attn:  Executive Vice President - Marketing

     (c) Or, in each case, to such other person and place as Northwest or Hawaiian furnish to the other party in writing.

     SECTION 17.    DEFAULT.

     (a)  MATERIAL DEFAULT.

     Except as otherwise provided herein, if either party shall materially default in performance of any of the terms, covenants and conditions of this Agreement, the other party may give written notice of such default to the party at default. In the event such material default is not cured within thirty (30) days after the giving of such notice (fifteen (15) days in the case of the failure to make any payments due and payable under this Agreement), the party giving notice may terminate this Agreement effective upon such date that party specifies by further notice to the party in default, without prejudice to any other rights-which the non-defaulting party may have.

     (b)  WAIVER.   The waiver by either Party of performance of any term,
covenant or condition of this Agreement in a particular instance shall not constitute a waiver of any subsequent breach or preclude such Party from thereafter demanding performance thereof according to the terms hereof.

     SECTION 18. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and performance shall be governed by, the laws of the State of Minnesota, United States of America, regardless of the laws that might be applicable under principles of conflict of law.

     SECTION 19. COUNTERPARTS. This Agreement may be executed simultaneously in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 20.    TITLES.   The section titles in this Agreement are for ease
of reference only and shall not affect the meaning of any provision of this Agreement.

     SECTION 21.    ENTIRE AGREEMENT.   This Agreement, including the Exhibits
which are attached hereto and made part hereof, sets forth the entire Agreement and understanding between the parties as to the subject matter hereof, and merges and supersedes all prior discussions, agreements and understandings concerning the subjects covered by this Agreement. No party shall be bound by any term, condition or definition other than expressly set forth or provided for in this Agreement or amendments to this Agreement. Unless expressly provided herein, this Agreement may not be changed or modified, except by agreement in writing, signed by both parties.

     SECTION 22. CONSTRUCTION, SEVERABILITY, NO THIRD PARTY BENEFICIARY. This Agreement shall not be construed against the party preparing it, but shall be construed as if both parties jointly prepared it and any uncertainty or ambiguity shall not be interpreted against either party. In the event that any one or more of the provisions of this Agreement shall be determined to be invalid, unenforceable, or illegal, such invalidity, unenforceability or illegality shall not affect any other provision of this Agreement and the Agreement shall be construed as if such invalid, unenforceable or illegal provision had never been contained herein. NO PERSON OR ENTITY, OTHER THAN NORTHWEST OR HAWAIIAN, SHALL HAVE ANY RIGHTS, CLAIMS, BENEFITS OR POWERS UNDER THIS AGREEMENT AND THIS AGREEMENT SHALL NOT BE CONSTRUED OR INTERPRETED TO CONFER ANY RIGHTS, CLAIMS, BENEFITS OR POWERS UPON ANY THIRD PARTY. THERE ARE NO THIRD-PARTY BENEFICIARIES OF THIS AGREEMENT.

     The parties hereto have caused this Agreement to be executed in their names and on their behalf by their respective officers duly authorized, on the day and year first above written.

NORTHWEST AIRLINES, INC.                HAWAIIAN AIRLINES, INC.

By: /s/ Douglas C. Birdsall             By: /s/ Bruce R. Nobles
   ------------------------------------    -----------------------------------
                                        Bruce R. Nobles
Its: Vice President                     President and Chief Executive Officer
    -----------------------------------
                                        By: /s/ John L. Garibaldi
                                           -----------------------------------
                                        John L. Garibaldi
                                        Executive Vice President and
                                        Chief Financial Officer

/s/ Philip Allen                        /s/ Audrey M. Yuh
- --------------------------------------  --------------------------------------
(Witness)                               (Witness)

                                    EXHIBIT A

                            Code Share Flight Segments

1.   CONNECTING CODE SHARE SERVICE

Code Share Service bearing the NW code shall, at NW's discretion and subject to this Agreement, apply to as many as all HA flights operating between HNL on the one hand and other points in the State of Hawaii on the other hand, as set forth below.

Code Share Service to be implemented on July 1, 1996 will include:

                    HNL-ITO
                    HNL-LIH
                    HNL-KOA
                    HNL-LNY
                    HNL-MKK
                    HNL-OGG

2.   LOCAL INTRA HAWAIIAN CODE SHARE SERVICE

Local market Code Share Service bearing the NW code in the above HNL-Hawaiian Islands markets may be provided by subsequent mutual written agreement, under the same terms and conditions that apply to connecting Code Share Service flights. Pricing for such services will be in accord with Section 6 (a) of this Agreement and the relevant prorate provisions of Exhibit B.

3.   OTHER PROSPECTIVE CODE SHARE SERVICE

As mutually agreed to in writing, Code Share Service may be expanded to include HA flights operating in the State of Hawaii that do not service HNL and may also be expanded to include other flights offered by Hawaiian.

                                                                     EXHIBIT B
Page 1

                                 HAWAIIAN/NORTHWEST
                              BILATERAL PRORATE AGREEMENT

This Bilateral Prorate Agreement (the "Agreement") is incorporated by reference in and is an integral part of the Cooperative Marketing Agreement between Hawaiian Airlines, Inc. and Northwest Airlines, Inc. dated May 20, 1996.

SECTION 1. INTERLINE SETTLEMENT

        1.1 Northwest and Hawaiian hereby agree to divide revenues and otherwise prorate fares as set forth in this Section:

        (a)  PRORATES:
             (1) For HA segments within Hawaii used with through published or unpublished fares or with NW separately assessed unpublished local intra-Hawaii fares used in conjunction with and appearing on the same ticket as NW unpublished fare programs, see Attachment A.
             (2) For HA segments within Hawaii sold as separately assessed retail fares, see Attachment B.
             (3) For HA segments between Hawaii and Continental U.S. and between LAS and LAX used with through NW fares between Area 1 and Areas 2 or 3, or between Area 2 and Area 3 via Area 1, see Attachment C.
             (4) For NW published VUSA fares and Senior Coupon Program, see Attachment D.
             (5) For involuntary reroutes, see Attachment E.
        (b)  APPLICABLE FARES AND TICKET STOCK:
             (1) Published fares may be issued using NW 012 and HA 173 ticket stock, including standard industry ticket stock validated NW 012 or HA 173, unless otherwise indicated on the Attachment. For purpose of verification of published fares, the applicable published fare is that filed with the U.S. DOT and PIPPS (Passenger Interline Prorate System) in effect on the date the passenger's ticket is issued.
             (2) Unpublished fares applicable to the prorates specified herein may only be issued using NW 012 ticket stock, including standard industry ticket stock validated NW 012.
                   (i) To identify NW North America unpublished fares, a four or five place ticket designator such as but not limited to F403, BN229, BT331, CM119, GN338, GT441, etc. will be shown on the ticket. These tickets may or may not reflect a fare value. Any zero value tickets in this grouping do not include frequent flyer redemption tickets.
                   (ii) International unpublished fares will generally show an actual published fare on the ticket but may or may not carry a ticket designator and for settlement purposes are treated as a published fare.
        (c) CHILDREN'S DISCOUNT: The children's discount from the adult prorate shall be the same as is applicable to the through fare, unless otherwise noted on the attachment. However, on HA segments, no children's discount is applicable to the amount to be paid to HA when travel on the fare sector to be prorated is wholly within North America.
        (d) INTERLINE SERVICE CHARGE: All flight coupons billed under this agreement will be subject to the interline service charge outlined in the ACH Manual of Procedures, unless otherwise noted on any attachment to this Agreement.
        (e) RESERVATIONS FOR TRAVEL: All segments must be booked as per the first letter of the applicable fare basis code except as follows:
             (1) Travel on HA segments as specified in Attachment A may be booked in Y class (or the economy cabin booking class offering the greatest level of availability), or any HA booking class offering a more restricted availability.
             (2) Travel on HA segments in Attachments C (E)2) and D (E)1) and D (E)2) is specified therein.

        (f) APPLICABLE FLIGHT NUMBERS: The division of revenues and proration of fares as provided by this Agreement apply to travel on the NW flight number rates operated by NW (NW1-1999), by XJ (NW3000-3499), and by 9E (NW5021-5899).
        (g) RULE WAIVERS: HA shall recognize rule waivers granted by NW and its agents with respect to any provision applicable to any fare covered under this Agreement when ticketed on NW stock.
        (h) NW VISIT USA, BEREAVEMENT/ILLNESS, AND SENIOR COUPON/SENIOR DISCOUNT PROGRAMS: HA agrees to allow travel over its route system within Hawaii as outlined in the provisions specified herein and filed by NW.
        (i) SPECIAL NW-ONLY INTERNATIONAL TICKET STOCK: HA agrees to accept special NW 012-98 ticket stock that states "VALID ON NW ONLY" for tavel on HA segments within Hawaii, a copy of which is part of Attachment A.
        (j)  AMENDMENTS TO THIS AGREEMENT: Except as specified in Attachment
             A (E)2) and (G), any amendments to this Agreement must be concurred to by both parties by written or telegraphic means at least fourteen (14) days prior to effective date of such amendment.

        1.2 SETTLEMENT OF ACCOUNTS: Transportation furnished hereunder shall be included in the monthly settlement of accounts in the same manner as other transportation sales between the parties, as per to ACH Manual of Procedures.

        1.3 COLLECTION OF APPLICABLE FARES: Except for the fare reductions specifically noted herein, all other charges with respect to transportation furnished hereunder, including charges for excess baggage, shall be governed by applicable tariffs, rules and regulations.

        1.4 RESPONSIBILITY FOR COMPLIANCE WITH CONDITIONS: Hawaiian agrees to see that its agents comply with the terms and conditions of this Agreement. Should the terms and conditions of this Agreement be violated by Hawaiian or its agents, Hawaiian agrees to reimburse Northwest for any and all losses or damages incurred by Northwest due to violations of the terms and conditions herein by Hawaiian's agents.

        1.5 RESPONSIBILITY FOR COMPLIANCE WITH CONDITIONS: Northwest agrees to see that its agents comply with the terms and conditions of this Agreement. Should the terms and conditions of this Agreement be violated by Northwest or its agents, Northwest agrees to reimburse Hawaiian for any and all losses or damages incurred by Hawaiian due to violations of the terms and conditions herein by Northwest's agents.

        1.6 MOST FAVORED CUSTOMER: Hawaiian agrees that, in all circumstances, the net prorate amounts, exclusive of ISC, specified in Attachment A (E)2) and (G) PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION Hawaiian shall be entitled to a 90 day written notice and an opportunity to cure any violation of this section. In the event Hawaiian elects to leave such more favorable charges in effect, this Agreement shall be amended such that the more favorable prorate amount becomes the applicable prorate on these segments upon the expiration of the 90 day notice period.

        1.7 PARALLEL AGREEMENT: At the written request of Northwest, Hawaiian hereby agrees to enter into a bilateral prorate agreement with KLM on the same general terms and conditions as set forth in the relevant Attachments which would be applicable to those flights operated by KLM that are part of the Northwest-KLM Alliance Joint Venture.

SECTION 2. TERM

Northwest and Hawaiian agree that the bilateral prorate agreement set forth in this Exhibit B shall apply to tickets issued on/after June 1, 1996, and shall be not be terminated sooner than the effective termination date of the Cooperative Marketing Agreement dated May 20, 1996, except that, upon termination of the Agreement, this bilateral prorate agreement shall remain in effect until either party delivers to the other a written notice of termination at least 60 days in advance.

SECTION 3. NOTICES

All notices, requests, demands and other communications regarding this Exhibit B hereunder shall be in writing and shall be delivered personally (including by courier) or mailed by registered mail, return receipt requested, or given by facisimile transmission to the parties at the following addresses (or to such other address as a party may be specified by notice given to the other pursuant to this provision) and shall be deemed given when so received. Notices shall be transmitted, if to Hawaiian, to:
    Hawaiian Airlines, Inc.
    3375 Koepeka Street
    Suite G-350
    Honolulu, HI 96819
    Attn:  Peter Jenkins
           Senior Vice President Marketing and Sales
    Copy to: Rae A. Capps
             General Counsel
    Telefacsimile No.: 808-838-6746 Mr. Jenkins
                       808-835-3690 Ms. Capps
    SITA: HNLSKHA

    if to Northwest, to:
    Northwest Airlines, Inc.
    Department A6060
    5101 Northwest Dr.
    St. Paul, MN 55111
    Attn.: G. Robert Flory
           Manager - Industry Affairs
    Telefacsimile No.: 612-727-7110
    SITA: MSPQTNW

The parties hereto have caused this Agreement to be executed in their names and on their behalf by their respective officers duly authorized, on the day and year first above written.
NORTHWEST AIRLINES, INC.             HAWAIIAN AIRLINES, INC.


By: /s/ G. Robert Flory              By: /s/ Bruce R. Nobles
   -------------------------             --------------------------------------
                                         Bruce R. Nobles

Its: Manager - Industry Affairs      Its: President and Chief Executive Officer
                                         --------------------------------------

                                     By: /s/ John L. Garibaldi
                                         --------------------------------------
                                         John L. Garibaldi

                                     Its: Executive Vice President and
                                         --------------------------------------
                                          Chief Financial Officer

ATTACHMENT A
                            HA SEGMENTS WITHIN HAWAII
                     THROUGH PUBLISHED AND UNPUBLISHED FARES
          SEPARATELY ASSESSED LOCAL FARES WITH NW UNPUBLISHED PROGRAMS


(A) FARE TYPES - All through published and through unpublished NW fares between worldwide points and points in Hawaii, and separately assessed unpublished local intra-Hawaii fares used in conjunction with and appearing on the same ticket as NW unpublished fare programs.

(B) APPLICABLE TICKET STOCK - NW/HA (including standard industry ticket stock validated 012 or 173) except that NW unpublished fares may only be issued on NW 012 stock.

(C)  PLACE OF ISSUE - Worldwide.

(D)  ROUTING - Passengers must travel:

EXCLUSIVELY* VIA                                       EXCLUSIVELY VIA HA
NW BETWEEN A                                           BETWEEN A POINT
POINT NAMED BELOW                                      NAMED BELOW AND
AND THE APPLICABLE                                     THE APPLICABLE
TRANSFER POINT           TRANSFER POINT                TRANSFER POINT
- --------------           --------------                --------------

Any point worldwide      HNL                           Any point in Hawaii
served by NW                                           served by HA


* When ticketed on NW stock, additional carriers are permitted anywhere in the itinerary, however NW must complete carriage to or from HNL.

(E)  PRORATION

     1) ALL NORMAL FARES. FIRST AND BUSINESS CLASS SPECIAL FARES, AND BEREAVEMENT AND ILLNESS FARES.
          PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

     2) ECONOMY CLASS SPECIAL FARES (INCLUDING NW SENIOR DISCOUNT PROGRAM) The following amounts apply regardless of stopover. No discounts apply to any of the amounts.
               PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

(F)  INTERLINE SERVICE CHARGE

     1) ALL NORMAL FARES, AND FIRST AND BUSINESS CLASS SPECIAL FARES, AND BEREAVEMENT AND ILLNESS FARES.
          PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.



     2) ECONOMY CLASS SPECIAL FARES (INCLUDING NW SENIOR DISCOUNT PROGRAM) PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE
          COMMISSION.   SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE
          COMMISSION.



(G)  PRORATE ADJUSTMENTS

     The net prorate amounts specified in (E)2)a) and (E)2)b) above shall be adjusted as follows based on the travel period and the passenger volume in each period:

     PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

     For the period beyond 30Jun99, HA/NW agree to review net prorate amounts based on market changes, if any, occurring during the term of this agreement.

ATTACHMENT B

                            HA SEGMENTS WITHIN HAWAII
                        SEPARATELY ASSESSED RETAIL FARES


(A)  FARE TYPES - All published HA/NW fares between points in Hawaii.

(B) APPLICABLE TICKET STOCK - NW/HA (including standard industry ticket stock validated 012 or 173).

(C)  PLACE OF ISSUE - Worldwide.

(D) ROUTING - Passengers must travel exclusively via HA or NW-designated flights operated by HA between points in Hawaii.

(E) PRORATION - PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

(F) INTERLINE SERVICE CHARGE - PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

ATTACHMENT C

         HA SEGMENTS BETWEEN HAWAII AND CONTINENTAL U.S. AND LAS-LAX NW INTERNATIONAL FARES (EXCLUDING FARES WHOLLY WITHIN AREA 1)

(A) FARE TYPES - All through published NW fares between Area 1 and Area 2 or 3, or between Area 2 and Area 3 via Area 1.

(B) APPLICABLE TICKET STOCK - NW (including standard industry ticket stock validated 012).

(C)  PLACE OF ISSUE - Worldwide.

(D)  ROUTING - Passengers must travel:

EXCLUSIVELY* VIA                                             EXCLUSIVELY VIA HA
NW BETWEEN A                                                 BETWEEN A POINT
POINT NAMED BELOW                                            NAMED BELOW AND
AND THE APPLICABLE                                           THE APPLICABLE
TRANSFER POINT                  TRANSFER POINT               TRANSFER POINT
- -------------------             ---------------------        -------------------

Any point worldwide             Any point Area 1             Any point in Area 1
served by NW                    served by both NW and        served by HA
                                HA

* Additional carriers are permitted anywhere in the itinerary, however NW must complete carriage to or from the NW/HA connect point.

(E)  PRORATION

     1)  NORMAL FARES
         PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

     2)  ECONOMY CLASS SPECIAL FARES
         PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.


(F) INTERLINE SERVICE CHARGE - PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

ATTACHMENT D

                      HA SEGMENTS WITHIN HAWAII AND LAS-LAX
                     NW VUSA FARES AND SENIOR COUPON PROGRAM

(A) FARE TYPES - All published NW VUSA fares between points in Hawaii and between LAS and LAX, and NW Northwest Senior Coupon Program between points in Hawaii. Senior Coupon tickets reflect fare basis code "KPEAK" with ticket designator "SD004" (both unique to this program).

(B)  APPLICABLE TICKET STOCK

     1)  VUSA FARES
         Any carrier's stock (including standard industry ticket stock validated with any carrier's three digit designator code).

     2)  SENIOR COUPON FARES
         NW (including standard industry ticket stock validated 012).

(C)  PLACE OF ISSUE - Worldwide.

(D)  ROUTING

     1)  VUSA FARES
         Passengers must travel exclusively via HA or NW-designated flights operated by HA between points in Hawaii, or via HA between LAS and LAX.

     2)  SENIOR COUPON FARES
         Passengers must travel exclusively via HA or NW-designated flights operated by HA between points in Hawaii.

(E)  PRORATION -

         PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

(F) INTERLINE SERVICE CHARGE - PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

ATTACHMENT E

                    INVOLUNTARY REROUTING FOR HA AND VW FARES

(A)  FARE TYPES - All HA and NW fares, published and unpublished.

(B) APPLICABLE TICKET STOCK - HA/NW (including standard industry ticket stock validated with HA/NW plates).

(C)  PLACE OF ISSUE - Worldwide.

(D) PRORATION - PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

(E) INTERLINE SERVICE CHARGE - PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

                                  EXHIBIT B-1

                                PRORATE CREDITS

                                     and a

                         COOPERATIVE SERVICES ACCOUNT


The intent of this provision is to provide a mechanism whereby Northwest can purchase and/or ticket inter-island seats from Hawaiian at published local intra Hawaii fare levels which will then be reduced by prorate credit amounts.

Hawaiian agrees to extend to Northwest certain prorate credits which will apply to tickets plated on NW 012 stock for travel wholly between the Hawaiian islands. The amount of the prorate credit is determined by the one-way or one-way equivalent published fare shown on the ticket. The applicable fare types are those referenced in Attachment B of Exhibit B. Prorate credits for all local published fares in the below shown dollar ranges are as follows:

     Published local one-way, or         Prorate       Accrues to
     one-half round trip base fare       Credit        Account of:
     -----------------------------       -------       -----------

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

Northwest and Hawaiian agree to establish a Cooperative Services Account representing Hawaiian's potential cost and cash payment offset and Northwest's "potential liability" to Hawaiian. This account will be maintained by Northwest revenue accounting based on Hawaiian's interline billings. Northwest and Hawaiian revenue accounting departments will work to develop a mutually agreeable procedure by which the monthly interline billing charges from Hawaiian to Northwest will include that month's prorate credit amount. Hawaiian and Northwest agree that the prorate credit amount calculated each month be based on the different fare types and their respective discount amounts as listed above.

The companies further agree that a mutually acceptable process, which may include periodic ticket sampling, will be used to establish the basis for determining the prorate credits to be applied to actual lifted tickets each month.

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

Additional deposits/withdrawals may be made to the Cooperative Services Account to effect balancing the Marketing Fund as prescribed in Exhibit C,
Section VII.

Hawaiian shall have the right to utilize Cooperative Services Account credit balances as partial payment for goods and services purchased by Hawaiian from Northwest, for Hawaiian's exclusive use. The amount that Hawaiian may apply as partial payment will be negotiated separately for each good or service purchased, but will generally be as follows:

(i) PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
(II)   SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

                                    EXHIBIT C

                      NORTHWEST AIRLINES/HAWAIIAN AIRLINES
                            FREQUENT FLYER AGREEMENT



I.  WORLDPERKS PROGRAM MILEAGE CREDITS

    A. Beginning July 1, 1996, Northwest shall grant, subject to the terms and conditions set forth below, any participant in the WorldPerks Program (hereinafter referred as "WorldPerks Participant") who flies flights operated by Hawaiian Airlines (excluding "T" class) between the city pairs referred to in Attachment A, attached hereto and made a part hereof, program mileage credits, based on the credited mileage, referred to in Attachment B, multiplied by the accrual factor referred to in Attachment C, each of which is attached hereto and made a part hereof, except:

         1. Travel by WorldPerks Participants on any carrier with whom Hawaiian has a special marketing arrangement; or

         2. Travel by WorldPerks Participants flying on Hawaiian flights between the excluded cities listed in Attachment A; or

         3. Travel on VUSA type, bulk, charter or other unpublished fares, travel industry reduced rate or other non-revenue tickets, or other types of tickets which are normally excluded from earning miles according to the rules set forth in the WorldPerks Program.

    B. For travel on connecting interisland flights, mileage will be credited on a separate sector basis for the trip, but on direct or through flights, with multiple stops, mileage will be credited for the ticketed point of origin to final destination. Interisland flights will be credited a minimum of 250 miles or the actual mileage, whichever is greater.

II. PROCEDURES

    A. To enable Northwest to grant the mileage credit provided for herein, Hawaiian will agree to follow all Northwest operating procedures for entering WorldPerks Participants frequent flyer account numbers at the time of check in for all applicable flights.

    B. Beginning with the effective date of the Codeshare Services Operated Pursuant to the Cooperative Marketing Agreement, for all automated stations, Hawaiian will provide Northwest with records of WorldPerks Participants who have flown on Hawaiian flights. These records will be provided weekly on magnetic tapes in a format specified by Northwest, found in Attachment D, attached hereto and made a part of hereof. Northwest will load the records onto the WorldPerks passenger database and will post earned credit to the WorldPerks Participants accounts.

    C. For all non-automated stations, Hawaiian will be responsible for mileage credit to be keyed and provided on the above mentioned tape. These coupons must be clearly identified as Northwest/Hawaiian WorldPerks mileage credit coupons. Northwest will use the records for the purposes stated in Section II B.

    D. In the event that a WorldPerks Participant requests credit or a correction to a previous credit for flights after the date of travel, the WorldPerks Participants will be instructed to contact Northwest directly for resolution of these customer inquiries. Hawaiian will cooperate with Northwest to resolve all such inquiries in a timely manner. The WorldPerks Participants will be required to include a copy of the flown ticket coupon and/or the boarding pass with the request.

    E. Hawaiian will provide a designated contact to be available for all frequent flyer customer service inquiries from Northwest.

    F. During the term of this Agreement and for one (1) year following its termination date, either party (or such auditors as that party shall select) shall have the right from time to time during regular business hours to conduct audits of the other party's books, records and data relating to the performance of the other party under this Agreement, including but not limited to flight and other information submitted by one party to the other as it relates to this Agreement. The party to be audited shall be given reasonable notice of the same and any such audit shall not result in disruption of the normal business activity of the party to be audited.

         Any and all posted mileage credits shall be subject to adjustment based on subsequently discovered errors, including errors discovered as a result of any such audit.

III.     NORTHWEST WORLDPERKS PARTICIPANTS AWARDS

    A. Northwest WorldPerks Program Awards on Hawaiian will become available for use by WorldPerks Participants on July 1, 1996.

    B. Northwest WorldPerks Program Awards will only be issued to WorldPerks Participants who have a mailing address in a location permitted by the most current Rules and Information brochure (hereafter referred to as a "Qualified WorldPerks Participant"). A WorldPerks participant who has accumulated the requisite mileage in the Northwest program automatically receives appropriate Northwest Program Awards (hereafter referred to as a "Banking mileage/Combination FlyWrite and Banked mileage awards").

         1. WorldPerks Participants may save their Banked mileage or a combination Banked mileage and FlyWrite Award miles for travel to Honolulu, Hawaii on Northwest or Hawaiian (and corresponding connecting or interisland travel on any Hawaiian flight) based on the chart found in Attachment E, attached hereto and made a part hereof. After a WorldPerks Participants presents the requisite number of Banked mileage or a combination of Banked mileage and FlyWrite Awards to Northwest, Northwest may issue an Award ticket to be used for travel on Hawaiian. Northwest reserves the right to verify that the WorldPerks Participant in entitled to the requested Award. Said ticket shall be plated on Northwest stock. The Qualified WorldPerks Participant shall be responsible for all PFC's, international departure taxes and customer/user fees relating to the use of any Northwest ticket issued therefrom.

         2. Award travel on Hawaiian must be completed within one (1) year of the date of ticket issuance. Hawaiian shall honor tickets issued accordingly (notwithstanding termination of the Agreement); provided, however, that notwithstanding the foregoing, if this Agreement is not renewed beyond its initial 2 year term, all award travel pursuant to an Hawaiian segment must be completed on or before June 30, 1999; provided, however, should this Agreement continue in effect beyond the initial 2 year term as provided in
              Section IX, all award tickets shall continue to be based upon date of ticket issuance, as provided above.


    C. WorldPerks Participants are eligible to use Northwest Program Awards on all mainland/Honolulu and all interisland flights operated by Hawaiian. WorldPerks Participants are eligible to use 8 day Island Pass Awards on all interisland flights operated by Hawaiian. At no time will WorldPerks Participants be required to only use their awards on Northwest designated Hawaiian interisland flights.

D. Northwest and Hawaiian will work together to create reservation procedures for the booking of WorldPerks Awards on Hawaiian.

E. Hawaiian reserves the right to limit the number of seats available for award travel. Award tickets will be honored on a non-discriminatory basis as it relates to awards issued by other frequent traveler program partners (which includes American Airlines). In the event that a capacity controlled seat is not available for the specific date, destination and class of service initially requested by the member, Hawaiian shall accommodate the member within the period of (15) days before or (15) days after the date originally requested. In the event no such capacity controlled seats are available during such (31) day period, Hawaiian shall accommodate such member's request on the first Hawaiian flight on or after the date originally requested on which the desired destination and class of service is available from non-capacity controlled inventory, excluding specific blackout dates.

F. For and in consideration of Northwest's performance hereunder, Hawaiian, subject to the terms and conditions set forth herein shall honor all award tickets issued by Northwest as provided herein at no prorated interline cost to Northwest. The settlement for such award tickets shall be according to Section VII.

G. Hawaiian shall submit monthly reports covering the number of Award tickets used for travel on Hawaiian during the preceding month. Each report will list the total number of award segments flown by WorldPerks Participants between each Hawaiian city pair. Each award will have a unique fare basis code. Billing will be done by fare basis code. In addition, the parties may mutually agree upon other reports or data to be provided by one party to the other. Reports shall be mailed to Northwest at the following address:

                              Northwest Airlines, Inc.
                              Department A6800
                              5101 Northwest Drive
                              St. Paul, MN 55111-3034
                              Attention: Manager-WorldPerks Airline Alliances

IV.  GOLD PLUS PROGRAM MILEAGE CREDITS

     A. Beginning with the effective date of the Codeshare Services Operated Pursuant to the Cooperative Marketing Agreement, Hawaiian shall grant, subject to the terms and conditions set forth below, any participant in the Gold Plus Program who flies flights operated by Northwest Airlines (excluding "A, D, W" classes) and except competitive city pairs referred to in Attachment A, attached hereto and made a part hereof, program mileage credits, based on the actual credited mileage, multiplied by the accrual factor referred to in Attachment C, each of which is attached hereto and made a part hereof, except:

          1. Travel by Gold Plus Participants on any carrier with whom Northwest has a special marketing arrangement; or

          2. Travel by Gold Plus Participants flying on Northwest flights between excluded cities listed in Attachment A; or

          3. Travel on VUSA type, bulk, charter or other unpublished fares, travel industry reduced rate or other non-revenue tickets, or other types of tickets which are normally excluded from earning miles according to the rules set forth in the Gold Plus Program.

     B. For travel on connecting flights, mileage will be credited on a separate sector basis for the trip, but on direct or through flights, with multiple stops, mileage will be credited for the ticketed point of origin to final destination.

V.   PROCEDURES

     A. To enable Hawaiian to grant the mileage credit provided for herein, Northwest will agree to follow all Hawaiian operating procedures for entering Gold Plus Participants frequent flyer account numbers at the time of check in for all applicable codeshare flights.

     B. Beginning with the effective date of the Codeshare Services Operated Pursuant to the Cooperative Marketing Agreement, for all automated stations, Northwest will provide Hawaiian with records of Gold Plus Participants who have flown on Northwest flights. These records will be provided weekly on magnetic tapes in a format specified by Northwest and agreed to by Hawaiian, found in Attachment D, attached hereto and made a part hereof. Hawaiian will load the records onto the Gold Plus passenger database and will post earned credit to the Gold Plus Participants accounts.

     C. For all non-automated stations, Northwest will be responsible for mileage credit to be keyed and provided on the above mentioned tape. These coupons must be clearly identified as Northwest/Hawaiian Gold Plus mileage credit coupons. Northwest will use the records for the purposes stated in Section V.

     D. In the event that a Gold Plus Participant requests credit or a correction to a previous credit for flights after the date of travel, the WorldPerks Participant will be instructed to contact Hawaiian directly for resolution of these customer inquiries. Northwest will cooperate with Hawaiian to resolve all such inquiries in a timely manner. The Gold Plus Participant will be required to include a copy of the flown ticket coupon and/or the boarding pass with the request.

     E. Northwest will provide a designated contact to be available for all frequent flyer customer service inquiries from Hawaiian.

     F. During the term of this Agreement and for one (1) year following its termination date, either party (or such auditors as that party shall select) shall have the right from time to time during regular business hours to conduct audits of the other party's books, records and data relating to the performance of the other party under this Frequent Flyer Agreement, including but not limited to flight and other information submitted by one party to the other as it relates to this Agreement. The party to be audited shall be given reasonable notice of the same and any such audit shall not result in disruption of the normal business activity of the party to be audited.

          Any and all posted mileage credits shall be subject to adjustment based on subsequently discovered errors, including errors discovered as a result of any such audit.

VI.  HAWAIIAN GOLD PLUS PROGRAM AWARDS

     A. Hawaiian Gold Plus Program Awards on Northwest will become available for use by Gold Plus Participants on July 1, 1996.

          1. Gold Plus Participants may save their mileage for travel to all Northwest destinations in North America based on the chart found in attachment F. Program awards to/from Asia may be made available from time to time, as agreed by Northwest, on a special promotional basis.

            2. Award travel on Northwest must be completed within one (1) year of the date of ticket issuance. Northwest shall honor tickets issued accordingly (notwithstanding termination of the Agreement); provided, however, that notwithstanding the foregoing, if this Agreement is not renewed beyond its initial 2 year term, all award travel pursuant to an Northwest segment must be completed on or before June 30, 1999; provided, however, should this Agreement continue in effect beyond the initial 2 year term as provided in Section IX, all award tickets shall continue to based upon date of ticket issuance, as provided above.

       B. Northwest and Hawaiian will work together to create reservation procedures for the booking of WorldPerks Awards on Hawaiian.

       C. Northwest reserves the right to limit the number of seats available for award travel. Award tickets will be honored on a non-discriminatory basis as they relate to awards issued by other frequent traveler program partners.

       D. For and in consideration of Hawaiian's performance hereunder, Northwest, subject to the terms and conditions set forth herein shall honor all award tickets issued by Hawaiian as provided herein at no prorated interline cost to Hawaiian. The settlement for such award tickets shall be according to section VII.

       E. Northwest shall submit monthly reports covering the number of Award tickets used for travel on Northwest during the preceding month. Each report will list the total number of award segments flown by Gold Plus Participants between each Northwest city pair. Each award will have a unique fare basis code. Billing will be done by fare basis code. In addition, the parties may mutually agree upon other reports or data to be provided by one party to the other. Reports shall be mailed to Hawaiian at the following address:

                                        Marketing Programs
                                        Hawaiian Airlines
                                        3375 Koapaka Street, Ste G350
                                        Honolulu, HI  96819
                                        attn: Sr. Dir. marketing Programs
                                        (808) 838-6750
                                        (808) 838-6759

VII.   MARKETING FUND

            Both Northwest and Hawaiian are responsible for tracking accrual and redemption data in their respective programs, to be used in the liability settlement calculation.


       A. For every segment flown by a WorldPerks member on a Hawaiian flight between the city pairs listed in attachment A. Hawaiian will contribute PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION per credited WorldPerk mile, (250 mile minimum per segment), to the Northwest/Hawaiian "Marketing Fund".

       B. For every roundtrip WorldPerks Award used on a Hawaiian interisland flight, Northwest will contribute PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION per award mile to the Northwest/Hawaiian "Marketing Fund". For every 8 day Island Pass issued by WorldPerks, Northwest will contribute PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION per award mile to the Northwest/Hawaiian Marketing Fund.

       C. For every non-competitive route flown by a Gold Plus member on Northwest Airlines. Northwest will contribute PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION per mile segment credit to the Northwest/Hawaiian "Marketing Fund".

       D. For every roundtrip Gold Plus Award used on a Northwest flight (excluding Asia), Hawaiian will contribute PORTIONS OF THIS
            DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL
            TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION per award mile to the Northwest/Hawaiian "Marketing Fund".

       E. For every roundtrip coach/First Class award ticket on Hawaiian mainland/Honolulu flights, Northwest will contribute PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL
            TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION per award mile to the Northwest/Hawaiian Marketing Fund.

       F. It is understood and agreed that it may be necessary for the parties to meet periodically to review the ratio of mileage credit accruals to awards redeemed as contributed to the Marketing Fund.

       G. For the quarterly mileage liability settlement calculation, a tolerance range of USD PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION shall exist. An invoice shall be issued for any amount over and above USD PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION. The net amount due from either party under this Agreement will only be for any amount over and above USD PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION and shall be invoiced to the paying party at the end of each quarter, with payment due within thirty (30) days from invoice date. A complete mileage liability reconciliation and complete imbalance payment will occur at the termination of the Agreement.

       H. In the event that the amount owing to either party as a result of a quarterly liability settlement calculation is less than USD PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION, no invoice shall be issued. However, that liability amount will carry forth to the next quarter where it will be added to that quarter's liability calculation.

       I. If after the first quarterly Marketing Fund reconciliation either party owes the other more than USD PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION, the parties shall mutually agree to institute specific marketing actions and programs to bring the Marketing Fund balance back under USD PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.


       J. In the event that Northwest maintains a positive liability balance, Northwest may apply that balance toward award seats on Hawaiian mainland/Honolulu flights. In the event that Hawaiian maintains a positive liability balance, Hawaiian may apply that balance toward award seats on Northwest mainland/Honolulu flights.

VIII.  PUBLICITY ADVERTISING/PROMOTION

       A. Northwest and Hawaiian may publicize in various media WorldPerks program information relating to this Agreement. Each party shall be given the right to review and approve any such advertising at least 10 days prior to its publication and each shall bear its own costs of such advertising and promotion. Such approval shall not be unreasonably withheld or denied.

       B. Hawaiian may prepare and submit to Northwest up to two articles or promotional inserts per year or a combination of one article and one insert per year for inclusion in WorldPerks newsletter or WorldPerks monthly mileage statements, as applicable. Hawaiian's suggested newsletter and/or insert copy shall be provided to Northwest thirty
            (30) days in advance of the deadline for the newsletter printing schedule or the mileage statement mail drop date, as applicable. Northwest reserves the right of final approval of timing and placement, as well as form and content of such copy.

       C. Northwest shall use reasonable efforts to advise WorldPerks participants of the terms and conditions of this Agreement, including notice of the termination provision and that Hawaiian may restrict the number of seats on any Hawaiian fights on which WorldPerks Program awards will be honored, such notice to be pre-approved by Hawaiian.

       D. Hawaiian shall use reasonable efforts to advise Gold Plus participants of the terms and conditions of this Agreement, including notice of the termination provision and that Northwest may restrict the number of seats on any Northwest flights on which Gold Plus Program awards will be honored, such notice to be pre-approved by Northwest.

      E. Northwest and Hawaiian may each request the opportunity to award bonus mileage credits to WorldPerks Participants for flying Northwest or Hawaiian flights. Northwest and Hawaiian reserve the right to withhold its consent or deny such action unless a mutual agreement for the purchase of bonus mileage credits is made between the parties. Rates for the purchase of bonus miles will be determined at that time.

IX.   TERM

      This Agreement shall become effective as of the date set forth at the beginning of this Agreement and, except as otherwise provided by
      Section III hereof, shall continue to be coterminous with the Cooperative Marketing agreement or until terminated by either party upon one hundred twenty (120) days advance written notice to the other party. As of the effective date of termination of this Agreement ("Effective Date"), WorldPerks Program mileage credits will continue to be granted for travel on Hawaiian flights and WorldPerks award tickets will continue to be issued for travel on Hawaiian flights for a period of twelve (12) months after the effective date. All such awards so issued must be exchanged for tickets and all travel must be completed on or before the expiration of twelve (12) months after said effective date or the expiration date of the award or ticket, whichever first occurs. As of the effective date of termination of this Agreement ("Effective Date"), Gold Plus Program mileage credits will continue to be granted for travel on Northwest flights and Gold Plus award tickets will continue to be issued for travel on Northwest flights for a period of twelve (12) months after the effective date. All such awards so issued must be exchanged for tickets and all travel must be completed on or before the expiration of twelve (12) months after said effective date or the expiration date of the award or ticket, whichever first occurs.

X.    CONFIDENTIALITY

      Each party agrees to protect as confidential this Agreement and all information exchanged hereunder, and further agrees not to use or disclose for any purpose, other than performance of the express provisions of this Agreement (and monitoring of the performance of this Agreement by the other party), data furnished or obtained concerning the WorldPerks and Gold Plus Programs including, without limitation, the reports described in Section III hereof, as well as data concerning WorldPerks and Gold Plus Program members, their travel transactions and selections of awards under the WorldPerks and Gold Plus Program.

XI.   NOTICES

      All notices, requests, demands and other communications hereunder shall be in writing, transmitted by facsimile or regular or express mail, and shall be deemed to have been duly given when the party receiving the notice acknowledges it by mail or facsimile. Each party shall acknowledge receipt as soon as practicable but in any event within 2 business days of receiving any notice or demand. Notices shall be transmitted as follows:

                  (a)    If to Northwest to the attention of:
                         Northwest Airlines, Inc.
                         5101 Northwest Drive
                         Department A 6800
                         St. Paul, MN 55111-3034
                         Attn: Director, WorldPerks Marketing
                         Fax:  612/726-7049

                  (b)    if to Hawaiian to the attention of:
                         Hawaiian Airlines
                         3375 Koapaka Street, Ste G350
                         Honolulu, HI 96819
                         attn: Sr. Dir. marketing Programs
                         (808) 838-6750
                         (808) 838-6759

                  (c) Or, in each case, to such other person and place as Northwest or Hawaiian furnish to the other party in writing.

XII.  INDEPENDENT CONTRACTORS

      Nothing contained in this Agreement is intended or shall be construed to create or establish any agency, partnership or joint venture relationship between the parties hereto. Both the WorldPerks and Gold Plus Program rules, which are distributed to each participating company is responsible for their own awards only and not for the awards of other participating companies.

XIII. ENTIRE AGREEMENT

      This Agreement, includes the Exhibits which are attached hereto and made part of hereof, sets forth the entire Agreement and understanding between the parties as to the subject matter hereof, and merges and supersedes all prior discussions, agreements and understandings concerning the subjects covered by this Agreement. No party shall be bound by any term, condition or definition other than expressly set forth or provided for in this Agreement or amendments to this Agreement. Unless expressly provided herein, this Agreement may not be changed or modified, except by agreement in writing, signed by the party to be bound thereby.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



NORTHWEST AIRLINES, INC.                   HAWAIIAN AIRLINES, INC.

By:  /s/                                   By:  /s/  Bruce R. Nobles
     --------------------------                 -----------------------------
                                                Bruce R. Nobles
Its: VP MGT PROG & ADV                     Its: President and Chief Executive
                                                Officer
                                                -----------------------------


                                           HAWAIIAN AIRLINES, INC.

                                           By:  /s/ John L. Garibaldi
                                                -----------------------------
                                                John L. Garibaldi
                                           Its: Executive Vice President and
                                                Chief Executive Officer
                                                -----------------------------

                                  ATTACHMENT A


                          WORLDPERKS CREDIT CITY PAIRS

                                     HNL-ITO
                                     HNL-LIH
                                     HNL-KOA
                                     HNL-OGG
                                     HNL-MKK
                                     HNL-LNY

                 And all other city pairs which NW codes with HA

                 EXCLUDED WORLDPERKS/GOLD PLUS CREDIT CITY PAIRS

                                     SEA-HNL
                                     PDX-HNL
                                     SFO-HNL
                                     LAS-HNL
                                     LAX-HNL
                                     LAS-LAX
                                     PDX-LAX

                                  ATTACHMENT B

                             PROGRAM MILEAGE CREDITS


Mileage will be credited to WorldPerks Participant accounts based on the following chart:

               Segment Mileage                         Credited Mileage
               ---------------                         ----------------

               0 to 250 miles                               250 miles
                 251 miles +                                  Actual

Mileage will be credited to Gold Plus Participant accounts shall be based on Northwest accrual rates.

                                  ATTACHMENT C

                                 ACCRUAL FACTORS


Mileage will be credited to WorldPerks or Gold Plus Participants accounts based on the class of service the WorldPerks Participant flies.

          (Y)  Economy Class       =         100% times Program Mileage Credit
          (F)  First Class         =         150% times Program Mileage Credit

                                  ATTACHMENT D

                            PARTNER DATA REQUIREMENTS

1.   Frequency:  Weekly

2. Magnetic tapes or cartridges/diskettes should be sent to the following address (no PC diskettes):

                              WorldPerks Program
                              Northwest Airlines, Inc.
                              Computer Support-J3670
                              1500 Tower View Road
                              Eagan, MN  55121
                              (612) 726-7989

Tapes should be clearly labeled and include:

     A.   Dataset name*
     B.   Block size
     C.   Record length
     D.   Date created
     E.   Record count
     F.   Volume serial (tape number)

     * The dataset name, once established, should remain static for each tape sent to Northwest. The preferred naming standard for tapes sent to Northwest would be to begin the dataset name with "MFF.CORP".

3. A hard copy report (or a tape dump of the first 100 records) must accompany the tape. The hard copy reports should include the following:

     A.   WorldPerks account number
     B.   Passenger name
     C.   Mileage description:
          1. For bonus miles: Bonus code and operator code (these will be assigned by Northwest)
          2. For flight information**: Airport codes for origin and destination class of service and flight number.
          ** Only valid airport codes apply and all flights must be designated as "NW" with a Northwest codeshare flight number. Class of service for free awards must be listed as either "A" or "W".

                                  ATTACHMENT D
                                     (con't)

     D.   Transaction date or flight date
     E. The report should also contain the number of records that are on the tape.
     F.   The creation date and tape or cassette number

4.   Please include a memo with the tape and include the following information:

     A.   Tape number
     B.   Record count
     C. Date range for transactions (i.e. data from March 1, 1996 through March 7, 1996)

5. A mode 7 check digit routine should be done to validate WorldPerks account numbers prior to forwarding information to Northwest. No invalid account numbers should be forwarded to Northwest

6. Only valid three letter city codes should be used. In the event of airline travel only valid three letter airport codes should be used.

7. Please provide to Northwest the name, telephone number, and facsimile number for the individual(s) responsible for the transfer of data. This is necessary in the event there is a problem or inconsistency with the data received or if there is a delay in sending the information to Northwest.

8. If the determined mailing schedule of data is interrupted please notify one of the following individuals:

     A.   Terri Finson, WorldPerks Representative      (612) 727-5779
                                                       Fax:  (612) 727-4245
     B.   Florence Condon, Marketing Associate         (612) 726-7900
                                                       Fax:  (612) 726-7049
     C.   Judith Brant, Manager, WP Database           (612) 726-2068
                                                       Fax:  (612) 726-7049

                                 ATTACHMENT D
                                    (con't)

     FILE LAYOUT FORMAT FOR NORTHWEST WORLDPERKS MEMBERS TRAVELING ON HAWAIIAN

01   Data  Record                                                Columns
     05    Operator Code        PIC   X(02)   Value 'HA'.        001-002
     05    Name                 PIC   X(12)   *                  003-014
     05    Filler               PIC   X(01)                      015-015
     05    Account-Number       PIC   9(09)   **                 016-024
     05    Trip-Origin          PIC   X(03)                      025-027
     05    Trip-Destination     PIC   X(03)                      028-030
     05    Flight-Number        PIC   9(04)                      031-034
     05    Flight-Class         PIC   X(01)                      035
     05    Filler               PIC   X(03)   Value Spaces.      036-038
     05    Flt-Carrier-Code     PIC   X(02)   ***                039-040
     05    Flt-Date             PIC   9(08)   CCYYMMDD           041-048
     05    Filler               PIC   X(04)   Value Spaces.      049-052
     05    Connect-Flt-Number   PIC   9(04)                      053-056
     05    Filler               PIC   X(07)                      057-063
     05    Date Source          PIC   9(08)   Value 'Hawaiian'.  064-071
     05    Filler               PIC   X(09)   Value Spaces.      072-080

Note:  *     Name format is: last name/first name
       **    Valid account number are 9 digit Worldperks numbers
       ***   Valid airline code that flight is designated - "NW"

Block Size:  6400

Record Length:  80

Fixed field format
EBCDIC characters

Magnetic tape or cassette/cartridge

                                  ATTACHMENT E

                            NORTHWEST PROGRAM AWARDS

5,000 miles  = 1 Coach Class roundtrip award on any Hawaiian Airlines interisland flight, connecting to/from any Northwest flight (Banking mileage or Combination FlyWrite and Banked mileage awards). Northwest blackout dates will be in effect.

5,000 miles  = 1 Coach Class roundtrip award on any Hawaiian Airlines interisland flight. (Banking mileage awards only). Northwest blackout dates will be in effect.

15,000 miles = 1 Coach Class 8 day Island Pass on any Hawaiian Airlines
               interisland flight. This may be an add on award to any existing Northwest HNL award or a stand alone interisland award (Banking mileage or Combination FlyWrite and Banked mileage awards). Northwest blackout dates will be in effect.

30,000 miles = 1 Coach Class roundtrip standard award on any Hawaiian
               Airlines mainland/Hawaiian flight (Banking mileage or Combination FlyWrite and Banked mileage awards). Northwest blackout dates will be in effect.

50,000 miles = 1 First Class roundtrip standard award on any Hawaiian
               Airlines mainland/Hawaiian flight (Banking mileage or Combination FlyWrite and Banked mileage awards). Northwest blackout dates will be in effect.

40,000 miles = 1 Coach Class roundtrip peak award on any Hawaiian Airlines mainland/Honolulu flight. (Banking mileage or Combination FlyWrite and Banked mileage awards). Northwest blackout dates will be in effect.

60,000 miles = 1 First Class roundtrip peak award on any Hawaiian Airlines mainland/Honolulu flight. (Banking mileage or Combination FlyWrite and Banked mileage awards). Northwest blackout dates will be in effect.

                                 ATTACHMENT F

                            HAWAIIAN PROGRAM AWARDS

40,000 miles = 1 Coach Class roundtrip standard award on any Northwest
               Airlines flight to/from North America. Northwest blackout dates will be in effect.

50,000 miles = 1 Coach Class roundtrip peak award on any Northwest
               Airlines flight to/from North America. Northwest blackout dates will be in effect.

60,000 miles = 1 First Class roundtrip standard award on any Northwest
               Airlines flight to/from North America. Northwest blackout dates will be in effect.

70,000 miles = 1 First Class roundtrip peak award on any Northwest
               Airlines flight to/from North America. Northwest blackout dates will be in effect.

                                    EXHIBIT D

Schedule File Information

Hawaiian shall provide to Northwest schedule file information as follows:

Format

          - Code share flights only in SSIM format sent to Northwest via disk or transmittal.
          - Schedule data must include the following items in the order noted. Flight Number, Equipment Type, Cities, Departure/Arrival Times, Frequency, Meals, and Effective/Discontinue Dates.
          - Hawaiian will request VIEW access for Northwest to the HA schedule on ABCLINKS.

Transmission Dates

          - Hawaiian and Northwest must file, with OAG/ABC, the same flight information with the same load date (Open-for-Sale date) to ensure flight schedules are synchronized.
          - Ad hoc changes must be provided to Northwest 10 days prior to load date.

Schedule Changes/New Service

          - New Code share flight segments as listed in Exhibit A must be advised to Northwest at least 10 days prior to load date.
          -    Changes may not be effective prior to load date.
          - Changes should include those flights with differences in the schedule data from the previous load date. These changes must be indicated.

                                    EXHIBIT E

Limited Use of Hawaiian's Name and/or Logo

Hawaiian Airlines, Inc., a Hawaii corporation ("Hawaiian") grants Northwest Airlines, Inc., a Minnesota corporation, ("Contractor") a non-exclusive, nontransferable, limited license to use Hawaiian's trademarks, servicemarks and trade names, but solely in connection with these agreed upon terms and obligations. Hawaiian's Marketing Department shall provide Contractor with the necessary artwork to effect this contract.

Hawaiian shall have the right to review and approve or disapprove, prior to printing, the portion of any and all artwork generated by Contractor (or at its direction or authorization) that references this contract or uses any trademark, servicemark or trade name of Hawaiian. Contractor shall provide the printed materials to Hawaiian in a timely manner and Hawaiian's Marketing Department shall review and approve or disapprove such materials promptly in writing.

Upon termination of the Cooperative Marketing Agreement, Contractor shall destroy any and all screens and/or films developed for the assignment, unless otherwise instructed in writing by Hawaiian. The destroyed screens and/or film, and any other material bearing Hawaiian's Logo in the possession of Contractor shall be delivered to Hawaiian within two (2) weeks from the termination of the Cooperative Marketing Agreement.

Governing Law and Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by immediate binding arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The Arbitrators shall interpret the Agreement in accordance with the laws of the State of Hawaii and the arbitration shall take place in Honolulu, Hawaii. Judgment upon any arbitral award contemplated above may be entered in any court in the State of Hawaii having jurisdiction.